Exhibit 99.1

EVGO INC. REPORTS 2021 SECOND QUARTER RESULTS

●	On July 1, 2021, EVgo completed its business combination with Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”), resulting in net cash of $573 million to fund its strategic plan
●	Strong revenue quarter, with a 16% increase quarter-over-quarter
●	Customers topped 275,000 as electric vehicle (“EV”) adoption pace accelerates
●	Charger stall count through June 30, 2021 totals 1,548, as EVgo added 104 new operational stalls in the second quarter of 2021 while continuing to execute on its active engineering and construction pipeline (the “Active E&C Pipeline”) of more than 2,000 charger stalls
●	Other recent highlights include the expansion of EVgo’s commercial relationship with General Motors (NYSE: GM) (“GM”), continued kilowatt-hour (kWh) throughput growth from partnerships with autonomous vehicle (“AV”) companies, the acquisition of Recargo, Inc. (“Recargo”), and sustained focus on technological leadership, underscored by the work at the EVgo Innovation Lab

Los Angeles, CA, August 11, 2021 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the second quarter ended June 30, 2021.  Revenue increased to $4.8 million for the second quarter of 2021, compared to $4.1 million for the first quarter of 2021. The Company is seeing increased revenue due to overall increases in EV adoption, uptake of EVgo’s products and offerings, and a customer count now exceeding 275,000, all resulting in a significant growth in network throughput.

“The second quarter of 2021 witnessed growth across all of EVgo’s customer segments, deepening relationships with our core partners, new customer offerings, and cultivation of new business opportunities as the transition to electric vehicles gains momentum,” said Cathy Zoi, CEO of EVgo. “We added a record number of customers, almost doubled our quarterly stall build-out compared to last quarter, and significantly accelerated investments associated with charger stall build-out looking forward. EVgo’s mission to speed the adoption of electric vehicles through the investment in charging infrastructure is progressing at an accelerating pace. Our build-own-operate business model has equipped EVgo with the experience and insight to be a market leader and to be a provider of first resort to the rapidly expanding EV market.”

Business Highlights

During the second quarter of 2021, EVgo placed 104 new charging stalls in service, with more than 2,000 additional charger stalls in the Active Engineering and Construction (“E&C”) Pipeline. Roughly 85% of the Active E&C pipeline stalls are located within the top 20 U.S. metropolitan markets and the majority are part of EVgo’s partnership with GM to deploy over 2,700 fast charging stalls by 2025.

In July 2021, EVgo was chosen by GM to serve as a preferred charging provider for its Ultium Charge 360 Fleet service. Additionally, EVgo and Chevrolet launched a new retail program enabling buyers and lessees of new Bolt EV and Bolt EUV vehicles to elect to receive a $500 EVgo charging credit or have a home Level 2 charger installation supported by Chevrolet.

As of the end of second quarter of 2021, EVgo has contracted with two leading AV companies to provide each with dedicated fast charging services under contract structures which include take-or-pay arrangements for their high mileage vehicles, generating network usage and reducing risk for both parties as the self-driving market continues to expand.

Also in July 2021, EVgo announced that it acquired leading e-mobility software company Recargo. Recargo, through its platform PlugShare, offers crowdsourced reviews, photos, and data to help the EV community understand customer needs. PlugShare currently has 1.6 million users and 3.3 million global downloads of the PlugShare app, and coverage of more than 61,000 L2 and DCFC charging stations and over 163,000 charging ports in North America alone. This acquisition is a strategic and logical extension of the efforts already well underway at EVgo – accelerating overall EV adoption by improving driver experiences, enhancing the interconnectedness of the charging ecosystem, and providing data to automakers and other key stakeholders to help move the EV community forward in terms of convenience, availability, and service.

EVgo continues to expand on its technical leadership in the transportation electrification sector and, as part of this effort, launched the EVgo Innovation Lab in April 2021 to test, validate, and certify charging equipment for customer experience, performance, and safety. The EVgo team at the lab works with automobile and charger original equipment manufacturers to evaluate new products and share insights. The EVgo Innovation Lab also designs, prototypes, and tests new hardware and EVgo’s own charger management software tools and user interfaces for both public and fleet applications.

Financial & Operational Highlights

For the avoidance of doubt, these figures reflect the results for the quarter ended June 30, 2021 of EVgo HoldCo, LLC, a subsidiary of EVgo, prior to completion of the business combination with CRIS on July 1, 2021.

●	Revenue of $4.8 million
●	Network throughput of 6.1 Gigawatt-hours (GWh)
●	Customer Accounts added of 34,618
●	Charger stalls in operation: EVgo placed 104 new charger stalls into service during the second quarter, raising its total charger stalls in operation to 1,548, as of June 30, 2021
●	Gross Loss of $2.8 million
●	Net Loss of $18.4 million
●	Adjusted Gross Loss of $61 thousand
●	Adjusted EBITDA of $(11.0) million
●	Cash Flow from Operations of $(1.4) million for the six months ended June 30, 2021
●	Capital Expenditures of $23.3 million for the six months ended June 30, 2021

($’000) unless indicated otherwise

($ in 000s)	Q2'21	Q1'21	Q2'20
Network Throughput (GWh)	6.1	4.1	2.7
Revenue	$4,783	$4,130	$2,957
GAAP COGS	$(7,549)	$(6,740)	$(5,916)
GAAP Gross (Loss)	$(2,765)	$(2,609)	$(2,959)
GAAP G&A Expenses	$(12,247)	$(11,073)	$(6,796)
GAAP Net (Loss)	$(18,421)	$(16,610)	$(10,406)
Adj. Gross (Loss) [1]	$(61)	$(162)	$(711)
Adj. Gross Margin[1]	(1.3)%	(3.9)%	(24.0)%
Adj. EBITDA[1]	$(11,009)	$(9,779)	$(5,033)
Adj. EBITDA Margin[1]	(230.2)%	(236.8)%	(170.2)%

	H1'21	H1'20
Cash flow from operations	$(1,357)	$(15,757)
Cash flow from investing	$(23,341)	$(7,734)

1.	Adjusted Gross Profit / (Loss), Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definition of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in this release. COGS consists primarily of energy usage fees, depreciation and amortization expenses, site O&M expenses, customer service and network charges, warranty and repair services, and site lease and rental expense associated with charging equipment. Adjusted Gross Profit (Loss) is defined as Gross Profit (Loss) less: (i) depreciation and ARO accretion, (ii) stock option expense, and (iii) other non-recurring expenses.

EVgo realized 48% quarter-over-quarter sequential growth in kilowatt-hour (kWh) network throughput during the second quarter of 2021 and 126% growth year-over-year.

Revenue exhibited similar growth trends, with 16% quarter-over-quarter sequential growth during the second quarter of 2021.

Adjusted Gross Margin for the second quarter of 2021 improved 260 basis points to (1.3%) from (3.9%) in the first quarter of 2021 due to lower energy costs per kWh as a result of improved leveraging of demand charges, which are part of our energy tariffs.

GAAP General & Administrative Expenses increased to $12.2 million in the second quarter of 2021 compared to $11.0 million in the first quarter of 2021 and $6.8 million in the second quarter of 2020. The increase is in line with EVgo’s expectations, and primarily driven by the Company’s ongoing growth investments.

Adjusted EBITDA Margin in the second quarter of 2021 was ($11) million compared to ($9.8) million in the first quarter of 2021.

EVgo realized an increase of $14.4 million in cash flow from operations in the first half of 2021 as compared to the first half of 2020 from $(15.8) million to $(1.4) million owing in part to a $20 million pre-payment from OEM partners in the first quarter of 2021.

Capital expenditures in the first half of 2021 more than tripled to $23.3 million from $7.7 million, as EVgo is actively executing on its charger stall build plan.

2021 Guidance

EVgo is affirming its prior financial forecast for full year 2021 of $20 million in revenues, 24 gigawatt-hours of network throughput, and ($58) million in Adjusted EBITDA.

Conference Call Information

A live audio webcast and conference call for our second quarter 2021 earnings release will be held at 11:00 AM ET / 8:00 AM PT on August 11, 2021. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: 1-877-407-4018
Toll/International: 1-201-689-8471
Conference ID: 13722018

This press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is the nation’s largest public fast charging network for electric vehicles, and the first to be powered by 100% renewable energy. With more than 800 fast charging locations, EVgo’s owned and operated charging network serves over 68 metropolitan areas across 35 states and more than 275,000 customers. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for drivers across the U.S. to enjoy the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, revenues and capital expenditures, EVgo’s expectation of acceleration in our business due to factors including a re-opening economy and increased EV adoption; and

the Company’s strong liquidity position enabling effective deployment of chargers. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: changes or developments in the broader general market; ongoing impact from COVID-19 on our business, customers, and suppliers; macro political, economic, and business conditions; our limited operating history as a public company; our dependence on widespread adoption of EVs and increased installation of charging station; mechanisms surrounding energy and non-energy costs for our charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, and tax credits; supply chain interruptions; impediments to our expansion plans; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and risks that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s registration statement on Form S-1 originally filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2021, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures: “Adjusted COGS,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “EBITDA,” “Adjusted EBITDA”. EVgo believes these measures are useful to investors in evaluating EVgo’s financial performance. In addition, EVgo uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo believes that investors should have access to the same set of tools that its management uses in analyzing operating results.

Adjusted COGS is defined as cost of goods sold before: (i) depreciation and ARO accretion, (ii) stock option expense, and (iii) other non-recurring expenses. Adjusted Gross Profit (Loss) is defined as Gross Profit (Loss) less (i) depreciation and ARO accretion, (ii) stock option expense, an (iii) other non-recurring expenses.  Adjusted Gross Margin is defined as Adjusted Gross Profit (Loss) as a percentage of revenue. EBITDA is defined as net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus other unusual or nonrecurring income (expenses) such as bad debt expense. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.  Adjusted COGS, Adjusted Gross Profit (Loss), Adjusted Gross Margin, EBITDA, and Adjusted EBITDA are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

Reconciliations of Non-GAAP Measures

EVgo - Gross Profit / (Loss) Bridge ($000)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021

GAAP Gross Profit / (Loss)	$(2,543)	$(2,959)	$(3,382)	$(3,729)	$(2,609)	$(2,765)

Less:
Site Depreciation & ARO Accretion	$2,095	$2,256	$2,651	$2,527	$2,447	$2,705
Stock Option Expense and Other	7	(8)	(4)	(4)	(0)	(1)

Adjusted Gross Profit / (Loss)	$(441)	$(711)	$(735)	$(1,205)	$(162)	$(61)

EVgo - COGS Bridge ($000)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021

GAAP COGS	$6,396	$5,916	$6,954	$7,923	$6,740	$7,549

Less:
Site Depreciation & ARO Accretion	$2,095	$2,256	$2,651	$2,527	$2,447	$2,705
Stock Option Expense and Other	7	(8)	(4)	(4)	(0)	(1)

Adjusted COGS	$4,294	$3,668	$4,307	$5,399	$4,293	$4,844

EVgo - Adj. EBITDA Bridge ($000)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021

Net Income	$(14,810)	$(10,406)	$(7,475)	$(15,519)	$(16,610)	$(18,421)

+ Taxes	$8	$(2)	$(12)	$8	$-	$-
+ Depreciation, ARO, Amor.	4,202	4,707	5,126	4,999	4,957	5,251
+ Interest Income / Expense	122	280	410	603	875	1,039
EBITDA	$(10,478)	$(5,421)	$(1,952)	$(9,910)	$(10,778)	$(12,132)

+ Bad Debt, Non-Recurring Costs, Other Adj.	$5,783	$388	$(3,455)	$1,089	$999	$1,123
Adj. EBITDA	$(4,695)	$(5,033)	$(5,407)	$(8,821)	$(9,779)	$(11,009)

Financial Statements

EVgo HoldCo, LLC (Successor) and EVgo Services, LLC (Predecessor)

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets
Cash	$1,040,046	$7,914,150
Restricted cash	361,030	—
Accounts receivable, net	2,157,140	2,164,346
Accounts receivable, capital build	3,249,706	3,258,724
Deferred offering costs	7,215,869	3,071,282
Prepaid expenses and other current assets	2,858,797	3,563,021
Total current assets	16,882,588	19,971,523
Property and equipment, net	94,827,359	71,265,503
Intangible assets, net	63,661,371	67,956,371
Goodwill	22,111,166	22,111,166
Other assets	1,839,114	836,347
	$199,321,598	$182,140,910

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$3,211,032	$2,998,448
Payables to related parties	1,554,400	135,146
Accrued liabilities	20,315,881	10,945,013
Deferred revenue, current	2,962,647	1,653,042
Customer deposits	6,537,688	7,660,378
Note payable, related party	59,578,994	39,164,383
Capital-build, buyout liability	—	627,647
Other current liabilities	136,635	397,228
Total current liabilities	94,297,277	63,581,285
Deferred revenue, noncurrent	22,200,470	2,732,257
Capital-build liability, excluding buyout liability	17,086,501	17,387,686
Asset retirement obligations	10,271,676	8,801,806
Other liabilities	—	150,903
Total liabilities	143,855,924	92,653,937
Members’ equity	55,465,674	89,486,973
	$199,321,598	$182,140,910

EVgo HoldCo, LLC (Successor) and EVgo Services, LLC (Predecessor)

Condensed Consolidated Statements of Operations

	Successor				Predecessor
	(unaudited)

				January 16,	January 1,
	Three months	Three months	Six months	2020	2020
	ended	ended	ended	through	through
	June 30,	June 30,	June 30,	June 30,	January 15,
	2021	2020	2021	2020	2020
Revenue	$4,783,250	$2,956,974	$8,352,045	$5,283,287	$1,461,395
Revenue from related parties	—	—	561,700	—	65,294
Total revenues	4,783,250	2,956,974	8,913,745	5,283,287	1,526,689
Cost of sales	7,548,717	5,915,939	14,288,264	11,176,535	1,135,789
Gross (loss) profit	(2,765,467)	(2,958,965)	(5,374,519)	(5,893,248)	390,900

General and administrative	12,246,772	6,796,485	23,319,765	12,572,392	1,084,284
Transaction bonus	—	—	—	5,316,124	—
Depreciation, amortization, and accretion	2,545,075	2,451,122	5,055,303	4,488,154	69,435
Total operating expenses	14,791,847	9,247,607	28,375,068	22,376,670	1,153,719
Operating loss	(17,557,314)	(12,206,572)	(33,749,587)	(28,269,918)	(762,819)

Interest expense, related party	1,038,826	279,699	1,914,610	401,561	—
Interest income	(716)	(7)	(716)	(7)	—
Other income, related party	—	—	—	—	(341,954)
Other income, net	(173,975)	(2,080,135)	(631,863)	(3,876,149)	—
Total other expense (income) , net	864,135	(1,800,443)	1,282,031	(3,474,595)	(341,954)
Net loss	$(18,421,449)	$(10,406,129)	$(35,031,618)	$(24,795,323)	$(420,865)

EVgo HoldCo, LLC (Successor) and EVgo Services, LLC (Predecessor)

Condensed Consolidated Statements of Cash Flows

	Successor		Predecessor
	(unaudited)
		January 16,	January 1,
	Six months	2020	2020
	ended	through	through
	June 30,	June 30,	January 15,
	2021	2020	2020
Cash flows from operating activities
Net loss	$(35,031,618)	(24,795,323)	(420,865)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation, amortization, and accretion	10,207,361	8,540,764	367,659
Net loss on disposal of property and equipment	346,628	295,153	—
Share based compensation	1,010,319	451,638	12,733
Interest on note payable, related party	1,914,611	401,561	—
Other	96,577	104,286	—
Changes in operating assets and liabilities
Accounts receivable, net	(160,782)	527,387	32,963
Receivables from related parties	—	—	(333,527)
Prepaid expenses and other current and noncurrent assets	278,822	852,103	(45,882)
Accounts payable	(1,338,931)	(549,195)	315,011
Accrued expenses	1,284,507	(788,978)	(247,585)
Deferred revenue	20,777,818	(252,562)	(36,866)
Customer deposits	(1,122,690)	(306,966)	12,538
Payables to related parties	1,419,254	140,483	(1,031)
Other current and noncurrent liabilities	(1,039,143)	(32,704)	—
Net cash used in operating activities	(1,357,267)	(15,412,353)	(344,852)
Cash flows from investing activities
Purchases of property and equipment	(23,340,749)	(7,568,384)	(165,608)
Net cash used in investing activities	(23,340,749)	(7,568,384)	(165,608)
Cash flows from financing activities
Proceeds from note payable, related party	24,000,000	20,750,000	—
Payments on note payable, related party	(5,500,000)	—	—
Capital-build funding, net	1,337,030	2,933,067	—
Payment of deferred offering costs	(1,652,088)	—	—
Contributions	—	5,316,124	—
Net cash provided by financing activities	18,184,942	28,999,191	—
Net (decrease) increase in cash and restricted cash	(6,513,074)	6,018,454	(510,460)
Cash and restricted cash, beginning of period	7,914,150	257,288	1,403,172
Cash and restricted cash, end of period	$1,401,076	6,275,742	892,712
Supplemental disclosure of noncash investing and financing activities
Asset retirement obligations incurred	$787,214	$628,562	$—
Purchases of property and equipment in accounts payable and accrued liabilities	$9,076,659	$1,604,925	$1,758,727
Accrued deferred offering costs	$4,870,103	$—	$—